Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CoreCard Corporation

Norcross, Georgia

We hereby consent to the incorporation by reference of our report dated March 2, 2022, relating to the consolidated financial statements of CoreCard Corporation and Subsidiaries (the “Company”) appearing in the Company’s annual report on Form 10-K for the year ended December 31, 2021, into this Registration Statement on Form S-8 relating to the Corecard Corporation 2022 Employee Stock Incentive Plan.

/S/Nichols, Cauley & Associates, LLC

May 27, 2022

Atlanta, Georgia